UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 15, 2015 (January 13, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On January 13, 2015, Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority owned subsidiary of Caesars Entertainment Corporation (“CEC”), entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument”), together with Wilmington Savings Fund Society, FSB, as resigning trustee (the “Resigning Trustee”), and BOKF, N.A., as successor trustee (the “Successor Trustee”), with respect to the indenture governing CEOC’s 12.75% Second-Priority Senior Secured Notes due 2018 (the “Indenture”).

The Instrument provides, among other things, that (i) the Resigning Trustee assigns, transfers, delivers and confirms to the Successor Trustee all right, title, and interest of the Resigning Trustee in and to the trust created by the Indenture, and the Resigning Trustee resigns as Trustee, Registrar, Paying Agent and Notes Custodian under the Indenture, (ii) CEOC accepts the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent, and Notes Custodian under the Indenture and appoints the Successor Trustee as Trustee, Registrar, Paying Agent and Notes Custodian, under the Indenture and (iii) the Successor Trustee accepts its appointment as Trustee, Registrar, Paying Agent and Notes Custodian under the Indenture and is vested with all the rights, powers, and trusts of the Resigning Trustee under the Indenture.

The foregoing description of the Instrument does not purport to be complete and is qualified in its entirety by reference to the text of the Instrument, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

On January 15, 2015, CEOC and CEOC’s wholly owned subsidiaries listed on Exhibit 99.1 hereto (collectively, the “Filing Subsidiaries” and, together with CEOC, the “Debtors”), which is incorporated by reference herein, in accordance with the Third Amended and Restated Restructuring Support and Forbearance Agreement, dated as of January 14, 2015 (the “RSA”), among CEC, CEOC and holders of claims in respect of CEOC’s first lien notes, filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Court”). CEOC’s Chapter 11 case is being administered under the caption In re Caesars Entertainment Operating Company, Inc., et al., Case No. 15-01145. The Debtors have filed a motion with the Court seeking to jointly administer all of the Debtors’ Chapter 11 cases under the caption In re Caesars Entertainment Operating Company, Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. A copy of the RSA was filed as Exhibit 10.1 to CEOC’s Current Report on Form 8-K filed on January 14, 2015.

On January 15, 2015, CEOC issued a press release announcing the filing of the Chapter 11 cases. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated CEOC’s obligations under the following debt instruments (the “Debt Instruments”):

•	Third Amended and Restated Credit Agreement, dated as of July 25, 2014 (as amended, modified, or supplemented from time to time, the “Credit Agreement”), by and among CEOC, as borrower, CEC, Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent, and the lenders that are parties thereto from time to time, with respect to the aggregate principal amount of approximately 5,354 million of CEOC’s indebtedness outstanding under the Credit Agreement;

•	Indenture, dated as of June 10, 2009 (as amended, modified, waived, and/or supplemented from time to time), by and among CEOC, CEC and UMB Bank, National Association, as successor trustee and any successors in such capacity (the “First Lien Notes Trustee”), with respect to an aggregate principal amount of $2,095 million of CEOC’s 11 1⁄4% Senior Secured Notes due 2017;

•	Indenture, dated as of February 14, 2012 (as amended, modified, waived, and/or supplemented from time to time), by and between CEOC, CEC and the First Lien Notes Trustee, with respect to an aggregate principal amount of $1,250 million of CEOC’s 8 1⁄2% Senior Secured Notes due 2020;

•	Indenture, dated as of August 22, 2012 (as amended, modified, waived, and/or supplemented from time to time), by and among the CEOC, CEC and the First Lien Notes Trustee, with respect to an aggregate principal amount of $1,500 million of CEOC’s 9% Senior Secured Notes due 2020;

•	Indenture, dated as of February 15, 2013 (as amended, modified, waived, and/or supplemented from time to time), by and among the CEOC, CEC and the First Lien Notes Trustee, with respect to an aggregate principal amount of $1,500 million of CEOC’s 9% Senior Secured Notes due 2020;

•	Indenture, dated as of April 16, 2010 (as amended, modified, waived, and/or supplemented from time to time, by and among the CEOC, CEC and BOKF, N.A., as successor trustee and any successors in such capacity, with respect to an aggregate principal amount of $750 million of CEOC’s 12.75% Second-Priority Senior Secured Notes due 2018;

•	Indenture, dated as of December 24, 2008 (as amended, modified, waived, and/or supplemented from time to time, the “December 2008 Indenture”), by and among CEOC, CEC and Delaware Trust Company, as successor trustee and any successors in such capacity, with respect to an aggregate principal amount of approximately $804 million of CEOC’s 10.00% Second-Priority Senior Secured Notes due 2018 and an aggregate principal amount of approximately $4 million of CEOC’s 10.00% Second-Priority Senior Secured Notes due 2015;

•	Indenture, dated as of April 15, 2009 (as amended, modified, waived, and/or supplemented from time to time), by and among CEOC, CEC and Wilmington Savings Fund Society, FSB, as successor trustee and any successors in such capacity, with respect to an aggregate principal amount of approximately $3,680 million of CEOC’s 10.00% Second-Priority Senior Secured Notes due 2018;

•	Indenture, dated as of February 1, 2008 (as amended, modified, waived, and/or supplemented from time to time), by and among CEOC, note guarantors party thereto, and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of approximately $479 million of CEOC’s 10.75% Senior Notes due 2016;

•	Indenture, dated as of June 9, 2006 (as amended, modified, waived, and/or supplemented from time to time), by and among CEOC, CEC and Law Debenture Trust Company of New York, as successor trustee and any successors in such capacity (the “Unsecured Notes Trustee”), with respect to an aggregate principal amount of approximately $297 million of CEOC’s 6.50% Senior Notes due 2016; and

•	Indenture, dated as of September 28, 2005 (as amended, modified, waived, and/or supplemented from time to time), by and among CEOC, CEC and the Unsecured Notes Trustee, with respect to an aggregate principal amount of approximately $233 million of CEOC’s 5.75% Senior Notes due 2017.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

CEOC is reporting the outstanding principal amounts for the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015 giving effect to payments of approximately $17.6 million to fund the payment of the redemption price of the required redemption as CEOC directed Delaware Trust Company, as paying agent under the December 2008 Indenture, on December 15, 2014. Delaware Trust Company, as trustee under the December 2008 Indenture, provided instructions to The Depository Trust Company with respect to the distribution of the funds in satisfaction of the redemption price inconsistent with both CEOC’s direction and the terms of December 2008 Indenture, as previously disclosed on CEOC’s Current Report on Form 8-K filed on December 17, 2014.

Item 7.01 Regulation FD Disclosure.

On January 15, 2015, CEOC announced that it is extending the period during which it is seeking consents from lenders under the Credit Agreement to support restructuring CEOC’s outstanding obligations and liabilities from 9:00 p.m., New York City time, on January 14, 2015, to 5:00 p.m., New York City time, on January 26, 2015.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEOC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Instrument of Resignation, Appointment and Acceptance, dated as of January 13, 2015, among Caesars Entertainment Operating Company, Inc., Wilmington Savings Fund Society, FSB and BOKF, N.A., relating to the 12.75% Second-Priority Senior Secured Notes due 2018.

99.1	List of Filing Subsidiaries.

99.2	Text of press release, dated January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: January 15, 2015	By:	/s/ Scott E. Wiegand

		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Instrument of Resignation, Appointment and Acceptance, dated as of January 13, 2015, among Caesars Entertainment Operating Company, Inc., Wilmington Savings Fund Society, FSB and BOKF, N.A., relating to the 12.75% Second-Priority Senior Secured Notes due 2018.

99.1	List of Filing Subsidiaries.

99.2	Text of press release, dated January 15, 2015.